Exhibit 10.3

STOCK GRANT AGREEMENT

This Agreement is made as of this                              day of                         , 20     by and between Courier Corporation, a Massachusetts corporation (“Courier”) and                                   (“Employee”).

WITNESSETH THAT :

WHEREAS, Employee is a key employee of Courier or a subsidiary thereof; and

WHEREAS, Courier has instituted a program entitled “Courier Corporation 1993 Amended and Restated Stock Incentive Plan” (as amended to date and from time to time, the “Plan”), pursuant to which from time to time awards of Courier Common Stock are made to certain key employees of Courier or its subsidiaries so that they may have a direct proprietary interest in Courier’s success and as an incentive to encourage greater efforts to be rendered Courier and its subsidiaries by their key employees;

NOW, THEREFORE, in consideration of the premises and the promises herein contained, it is agreed:

1.                                       Stock Award.  In consideration of future services to be rendered to Courier or a subsidiary thereof by Employee, Courier hereby awards to Employee pursuant to the Plan                  shares of its Common Stock, $1.00 par value (the “Awarded Shares”).  The Awarded Shares shall be issued and held by the Company’s transfer agent in book entry form until the Awarded Shares have become nonforfeitable in accordance with Section 2 of this Agreement.

2.                                       Vesting.  The Awarded Shares shall vest as follows:

Date	Incremental Amount		Cumulative Amount
On or after		%		%
On or after		%		%
On or after		%		%
On or after		%		%

In the event that Employee’s employment with Courier or its subsidiary terminates before the Awarded Shares vest in accordance with the above schedule,  Employee shall forfeit the Awarded Shares to Courier and shall receive no compensation therefore; provided, however, that the Awarded Shares shall become nonforfeitable upon the occurrence of either of the following events before the vesting dates listed above and during Employee’s employment by Courier or its subsidiary: (a) Employee’s retirement with the consent of his employer at any time after he has attained the age of fifty-five (55), or (b) action by the Compensation and Management Development Committee of the Courier Board of Directors (the “Committee”) to accelerate vesting of the Awarded Shares, on account of a merger, consolidation, acquisition, divestiture or reorganization of Courier or its subsidiaries, or under such other circumstances as the Committee, in its sole discretion, may consider appropriate.  To facilitate the implementation of this Section 2, Employee agrees to execute and deliver to Courier herewith a blank stock power with respect to the Awarded Shares.

3.                                       Restrictions on Transfer.  Employee shall not transfer, pledge, or otherwise dispose of any of the Awarded Shares or any interest therein while the Awarded Shares remain subject to forfeiture under the terms of Section 2 of this Agreement, and any attempted transfer, pledge or other disposition during that period shall be void and without effect.  Employee agrees that after the Awarded Shares have become nonforfeitable, he will give written advance notice to Courier of his intention to effect any transfer, pledge or disposition of any of the Awarded Shares or any interest therein, describing the method and terms of the proposed transfer, pledge or disposition.  Upon receipt by Courier of such notice, if in the opinion of counsel to Courier the proposed transfer, pledge or disposition may be effected, Employee shall thereupon be entitled to transfer, pledge or dispose of the same in accordance with the terms of such notice.  Employee will indemnify Courier for any liability (including all reasonable costs, expenses and attorney’s fees incident thereto) which it may sustain by reason of any violation of the Securities Act of 1933, as amended or any other applicable securities statute occasioned by any act on Employee’s part with respect to the Awarded Shares.

4.                                       Stop Transfer Legends.  Employee authorizes Courier to place a stop transfer order with its stock transfer agent covering the Awarded Shares and agrees that the Awarded Shares shall be legended in substantially the following form:

“The shares are subject to restrictions contained in a Stock Grant Agreement dated                       , 20    , a copy of which is available at the principal office of the issuer.”

5.                                       Employment Rights.  Nothing herein contained shall be construed as altering the present employment relationship between Employee and Courier and its subsidiaries or imposing any obligation upon Courier or its subsidiaries to continue the employment of Employee or upon Employee to continue in such employment.

6.                                       Miscellaneous.  As to matters of law, this Agreement is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.  As to all matters of interpretation of the Plan and the rights of the parties hereto under the Plan, the determination of the Courier Board of Directors or the Committee shall be final, binding and conclusive.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and the successors and assigns of Courier and the heirs, executors and administrators of Employee.

IN WITNESS THEREOF, Courier has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand.

(Corporate Seal)	COURIER CORPORATION

Attest:

By
Assistant Clerk	Chairman, President and CEO

Employee:

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